UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2007

AVI BioPharma, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One S.W. Columbia, Suite 1105

Portland, OR 97258

(Address of principal executive offices)

(503) 227-0554

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On April 19, 2007, AVI BioPharma, Inc. (Nasdaq: AVII) (“AVI”) entered into a real property purchase agreement with WKL Investments Airport, LLC (“WKL”) to purchase a parcel of real property at 1749 SW Airport Avenue, Corvallis, Oregon 97330, including improvements situated on the land and intangibles related to the land.

Under the terms of the real property purchase agreement, the total purchase price of the property is $3,300,000.  AVI paid the purchase price as follows: $350,000 in an earnest money deposit, assumed two loans secured by the property in the amount of $2,196,208.04, paid $3,791.96 in immediately available funds, and issued 270,758 shares of AVI common stock (at $2.77 per share or $750,000 in the aggregate) to WKL in exchange for the property.

Section 7	Regulation FD

Item 7.01	Regulation FD Disclosure

A copy of AVI’s press release concerning the transaction with WKL is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           Press Release, dated April 20, 2007.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 23, 2007.

AVI BioPharma, Inc.

By:	/s/ ALAN P. TIMMINS

Alan P. Timmins
President and Chief Operating Officer (Principal Operating Officer)